Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below is a director of Kaman Corporation, a Connecticut corporation (the “Corporation”), and does hereby constitute and appoint Neal J. Keating, Robert D. Starr, and Shawn G. Lisle, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of the Corporation pertaining to the registration of the securities described in the Registration Statement on Form S-8 to which this power of attorney is filed as an exhibit and any and all amendments (including post-effective amendments) to such Registration Statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney may be executed in counterparts.

Signature	Title	Date

/s/ Brian E. Barents	Director	June 5, 2018
Brian E. Barents

/s/ E. Reeves Callaway III	Director	June 5, 2018
E. Reeves Callaway III

/s/ Karen M. Garrison	Director	June 5, 2018
Karen M. Garrison

/s/ A. William Higgins	Director	June 5, 2018
A. William Higgins

/s/ Scott E. Kuechle	Director	June 5, 2018
Scott E. Kuechle

/s/ Neal J. Keating	Director, Chairman, President and	June 5, 2018
Neal J. Keating	Chief Executive Officer

/s/ George E. Minnich	Director	June 5, 2018
George E. Minnich

/s/ Jennifer M. Pollino	Director	June 5, 2018
Jennifer M. Pollino

/s/ Thomas W. Rabaut	Director	June 5, 2018
Thomas W. Rabaut

/s/ Richard J. Swift	Director	June 5, 2018
Richard J. Swift